UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

SmartHeat Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders on September 30, 2014 at 1:30 p.m., local China time. All of the Company’s nominated directors were elected and the all of the proposals considered were approved. The stockholders voted a total of 5,319,380 shares or 78.4% of the total number of shares eligible to vote on the record date constituting a quorum. The final voting results were as follows:

	For	Withheld	Abstain	Broker Non-Votes
(1) Election of Directors				1,299,882
(a) Oliver Bialowons	3,925,430	95,069
(b) Kenneth Scipta	3,925,822	94,677
(c) Qingtai Kong	3,917,516	102,983
(d) Xin Li	3,918,096	102,403
(e) Weiguo Wang	3,917,898	102,873
	For	Against	Abstain	Broker Non-Votes
(2) To ratify the appointment of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	5,194,647	61,027	64,707
(3) To approve an amendment to the Credit and Security Agreement, dated July 27, 2012, by and between the Company and Northtech Holdings, Inc., executed on July 14, 2014.	3,999,718	16,027	4,754	1,299,882

The following is a summary of the comments Mr. Bialowons, President of the Company, made in response to questions from shareholders at the meeting regarding the anticipated sale of the Company's subsidiaries engaged in the PHE business segment.

Mr. Bialowons reviewed the restructuring efforts undertaken by the Board.  In particular, he summarized the Stalking Horse Process which resulted in the negotiation and execution of the Equity Interest Purchase Agreement previously reported to shareholders.  Mr. Bialowons noted that a Stalking Horse Process is generally believed to be the most transparent restructuring process that a Company can utilize and one that is generally believed to yield the best consideration obtainable under all relevant circumstances.  Mr. Bialowons further noted that a vote to approve the Equity Interest Purchase Agreement and the sale of the Target Companies referenced therein (which constituted substantially all of the Company's PHE business segment) had been withdrawn from submission to shareholders for a vote at this time, and will be submitted for a vote at a subsequent special meeting, for two reasons:  first, the Board determined that the Company should make a final attempt to negotiate better terms from the Buyers; and, second, that the vote should be delayed until the Company has restated its financial statements for 2013 to reflect the accounting impact of the proposed sale in 2013 rather than in 2014.  This restatement results from the inability of the Company to date during 2014 to obtain a higher price for the Target Companies than that set forth in the Equity Interest Purchase Agreement entered into in October, 2013.  The restatement in 2013 also enables the Company to put the accounting impact of the proposed sale into the past, where the Board believes that it should be recognized, and enable the Company to move forward as a smaller, but more profitable Company.  In fact, the Company expects to record a small profit in its Heat Pump segment for the quarter ending September 30, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	October 1, 2014	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President